Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140542) of Obagi Medical Products, Inc. of our report dated February 26, 2007 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ Pricewaterhousecoopers LLP

Los Angeles, California

March 15, 2007